UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

Vaxart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

385 Oyster Point Boulevard, Suite 9A, South San Francisco, California, 94080
(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On January 28, 2021, Steven Boyd and Keith Maher, M.D., each resigned as a member of the Vaxart, Inc. Board of Directors and any committees thereof, effective immediately. Neither Mr. Boyd’s nor Dr. Maher’s decision to resign was a result of any disagreement with us on any matter relating to our operations, policies or practices. The Board intends to appoint new directors to the Board to fill the vacancies.

Copies of the resignation letters of Messrs. Boyd and Maher are attached as Exhibit 17.1 and Exhibit 17.2, respectively.

Item 9.01 – Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
17.1	Resignation Letter of Steven Boyd, dated January 28, 2021

17.2	Resignation Letter of Keith Maher, M.D., dated January 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: January 28, 2021
	By:	/s/ Andrei Floroiu
Andrei Floroiu
President and Chief Executive Officer